Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

SPARTANNASH COMPANY

(adopted August 23, 2023)

ARTICLE I

OFFICES
Section 1.
Location. The Corporation may have offices at such places both within and without the State of Michigan as the Board of Directors may from time to time determine.
ARTICLE II

MEETINGS OF SHAREHOLDERS
Section 1.
Times and Places of Meetings. All meetings of the shareholders shall be held at such times and places, within or without the State of Michigan, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 405 of the Michigan Business Corporation Act, as amended (the “Michigan Business Corporation Act”).
Section 2.
Annual Meetings of Shareholders. Annual meetings of shareholders for the election of directors and for such other business as may come before the meeting shall be held each year at a time and place so designated by a majority vote of the Board of Directors, or at such other time and date as the Board of Directors determines. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.
Section 3.
Special Meetings of Shareholders. Unless otherwise provided by the Articles of Incorporation of the Corporation (including the terms of any certificate of designation with respect to any series of preferred stock and as amended and restated from time to time (the “Articles of Incorporation”)) or statute, special meetings of shareholders may be called only by the Board of Directors. The Board of Directors may call a special meeting of shareholders by giving notice of the meeting to each shareholder entitled to vote at the meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the Board of Directors.
Section 4.
Notice of Meetings. Written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date fixed for the meeting. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute (a) waiver of objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 5.
Shareholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall be:
(a)
Arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;
(b)
Produced at the time and place of the meeting;
(c)
Subject to inspection by any shareholder during the whole time of the meeting; and
(d)
Prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

Any failure to comply with the procedures of this Section shall not affect the validity of any action taken at a meeting before a shareholder demands the Corporation to comply with the procedures.

Section 6.
Quorum. Unless a greater or lesser quorum is provided by the Articles of Incorporation or statute, the presence in person or by proxy of shareholders holding shares entitled to cast a majority of the votes which may be cast at a meeting shall constitute a quorum at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section applies in determining the presence of a quorum of the class or series for transaction of the item of business unless a greater or lesser quorum is provided in the Articles of Incorporation or statute. In addition, whether or not there is a quorum present, the chair of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting.
Section 7.
Vote of Shareholders. Except as otherwise provided by the Articles of Incorporation, each outstanding share of capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote. Any action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the Articles of Incorporation or statute. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election. Shareholders shall not have cumulative voting rights.
Section 8.
Class Voting. The Articles of Incorporation may provide that a class of shares, or any series thereof, shall vote as a class to authorize any action, including amendment to the Articles of Incorporation. Such voting as a class or series shall be in addition to any other required vote. Where voting as a class or series is required on a matter other than the election of directors, it shall be by a majority of the votes cast by the holders of the class or series entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or statute.

Section 9.
Record Date.
(a)
Shareholders Entitled to Notice and Vote. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than 60 nor less than 10 days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.
(b)
Shareholders Entitled to Express Consent or Dissent. For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may fix a record date, which shall not: (i) precede the date on which the resolution fixing the record date is adopted by the Board; (ii) be more than 10 days after the Board resolution; and (iii) be more than 60 days before effectuation of the action proposed to be taken. If a record date is not fixed and prior action by the Board of Directors is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board of Directors is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided in these bylaws.
(c)
Other Actions. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than 60 days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted.
Section 10.
Proxies. A shareholder entitled to vote at a shareholder meeting or to express consent or dissent without a meeting may authorize one or more other persons to act for the shareholder by proxy only by the following methods:
(a)
The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent of the shareholder by either signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature.
(b)
Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to subsections (a) or (b) may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy must be filed with the Corporation at or before the meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.

Section 11.
Director Nominations and Shareholder Proposals.
(a)
No nominations of persons for election to the Board of Directors or other matter may be presented for shareholder action at an annual meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a shareholder who (x) is a shareholder of record on the date of the giving of the notice provided for in this Section through the date of such meeting, (y) is entitled to vote at such meeting and (z) provides notice of such nominations or other matter in accordance with the notice provisions set forth in this Section, the Articles of Incorporation and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the chair of the meeting in his or her sole discretion.
(b)
No nominations of persons for election to the Board of Directors may be presented for shareholder action at a special meeting of shareholders unless such nominations are: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; or (iii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, properly presented for action at the meeting by a shareholder who (x) is a shareholder of record on the date of the giving of the notice provided for in this Section through the date of such meeting, (y) is entitled to vote at such meeting and (z) provides notice of such nominations in accordance with the notice provisions set forth in this Section, the Articles of Incorporation and any other applicable requirements. No other matter may be presented for shareholder action at a special meeting of shareholders unless such matter is: (I) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (II) otherwise presented at the meeting by or at the direction of the Board of Directors; or (III) a procedural matter presented, or accepted for presentation, by the chair of the meeting in his or her sole discretion.
(c)
For nominations of persons for election to the Board of Directors or any other matter to be properly presented by a shareholder, the shareholder must have given timely notice of the matter in writing to the Secretary of the Corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the Corporation (i) not less than 120 calendar days prior to the anniversary of the date of the Corporation’s notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders in the case of an annual meeting (unless the Corporation did not hold an annual meeting within the last year or if the date of the upcoming annual meeting changed by more than 60 days from the date of the last preceding meeting, in which case the notice must be delivered or mailed and received not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and (ii) not more than seven days after the earlier of the date of the notice of the meeting and public disclosure of the date of the meeting in the case of a special meeting.
(d)
The notice by the shareholder (the “Noticing Party”) required by this Section must set forth:
(i)
as to such Noticing Party and each Shareholder Associated Person:
(A)
the name and address of such Noticing Party and each Shareholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
(B)
the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Shareholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;
(C)
the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;
(D)
a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);
(E)
any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Shareholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(F)
a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Shareholder Associated Persons or (II) between or among such Noticing Party or any Shareholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Noticing Party or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”) by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding, written or oral, that such Noticing Party or any Shareholder Associated Person has with any shareholder of the Corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Shareholder Associated Person;
(G)
any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(H)
any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Shareholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(I)
any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Party or any Shareholder Associated Person;
(J)
any direct or indirect interest of such Noticing Party or any Shareholder Associated Person in any agreement, arrangement or understanding with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(K)
a description of any material interest of such Noticing Party or any Shareholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;
(L)
a representation that (I) neither such Noticing Party nor any Shareholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 11;
(M)
a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Shareholder Associated Person’s immediate family sharing the same household may be entitled;
(N)
a description of the investment strategy or objective, if any, of such Noticing Party or any Shareholder Associated Person who is not an individual;
(O)
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party, any Shareholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;
(P)
a certification that such Noticing Party and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Shareholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Shareholder Associated Person’s acts or omissions as a shareholder of the Corporation, if such Shareholder Associated Person is or has been a shareholder of the Corporation; and
(Q)
all other information relating to such Noticing Party or any Shareholder Associated Person, or such Noticing Party’s or any Shareholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A) through (Q) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(ii)
As to each matter proposed to be presented at the meeting (other than nominations of persons for election to the Board of Directors):
(A)
a brief description of the matter the shareholder desires to present for shareholder action and the reasons for conducting such business at the meeting;
(B)
the text of the matter (including the complete text of any resolutions proposed for consideration and, in the event that such matter includes a proposal to amend the Articles of Incorporation or these bylaws, the text of the proposed amendment), which shall not exceed 500 words; and
(C)
all other information relating to such matter that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Shareholder Associated Person in connection with the solicitation of proxies in support of such proposed matter by such Noticing Party or any Shareholder Associated Person pursuant to the Proxy Rules;
(iii)
as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):
(A)
the name, age, business address, and residence address of such Proposed Nominee;
(B)
the principal occupation or employment of such Proposed Nominee;
(C)
a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within 10 days after receiving such request);
(D)
the number of shares of capital stock of the Corporation which are beneficially owned by such Proposed Nominee;

(E)
a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within 10 days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Incorporation, these bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(F)
a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates, on the one hand, and any Noticing Party or any Shareholder Associated Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
(G)
a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(H)
all other information relating to such Proposed Nominee or such Proposed Nominee’s associates as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee;
(iv)
a representation that such Noticing Party intends to appear in person or cause a Qualified Representative of such Noticing Party to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(v)
a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Shareholder Associated Person is a party or participant involving or relating to the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(vi)
identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other matter(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and
(vii)
a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(e)
In addition to the information required pursuant to the foregoing provisions of this Section 11, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a

Noticing Party within 10 days after it has been requested by the Corporation. The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within 10 days following such request.
(f)
General.
(i)
A shareholder may only submit matters and proposals for shareholder action (other than nominations of persons for election to the Board of Directors) at any annual or special shareholder meeting that are of general concern to, and are proper subjects for action by, the shareholders. A submitted proposal or matter (other than nominations of persons for election to the Board of Directors) may not be presented for shareholder action if it: (i) relates to the enforcement of a personal claim or the redress of a personal grievance against the Corporation, its management, or any other person; (ii) consists of a recommendation, request, or mandate that action be taken with respect to a matter, including a general economic, political, racial, religious, social, or similar cause, that is not significantly related to the Corporation’s business or is not within the Corporation’s power to effectuate; (iii) has, at the shareholder’s request, previously been noticed in accordance with these bylaws with respect to either of the last two annual shareholder meetings and the shareholder has failed to present the proposal, in person or by proxy, for action at the meeting; (iv) is substantially similar to a matter or proposal presented at a meeting of shareholders within the preceding five calendar years and such matter or proposal (x) was submitted once during such period and received less than 3% of the total votes cast at such meeting, (y) was submitted twice during such period and received less than 6% of the total votes cast at the second meeting at which it was submitted, or (z) was submitted three times during such period and received less than 10% of the votes cast at the third meeting at which it was submitted (if any of (x), (y) or (z) apply, the matter or proposal may not be presented for three years after the latest previous submission); or (v) consists of a recommendation or request that the management take action with respect to a matter relating to the conduct of the Corporation’s ordinary business operations.
(ii)
No person shall be eligible for election as a director of the Corporation unless the person is nominated by a shareholder in accordance with the procedures set forth in the Articles of Incorporation and this Section 11 or the person is nominated by the Board of Directors, and no business shall be conducted at a meeting of shareholders of the Corporation except pursuant to Rule 14a-8 of the Exchange Act and business brought by a shareholder in accordance with the procedures set forth in this Section 11 or by the Board of Directors. For the avoidance of doubt, the provisions of this Section 11 applicable to nominations of persons for election to the Board of Director shall be in addition to the requirements set forth in the Articles of Incorporation. The number of nominees a shareholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the applicable time periods set forth in this Section 11. Except as otherwise provided by law, the chair of a meeting shall have the power and the duty to determine whether a nomination or any matter proposed to be brought before the meeting has been made in accordance with the procedures set forth in the Articles of Incorporation and these bylaws, and, if the chair of the meeting determines that any proposed nomination or matter was not properly brought before the meeting, the chair shall declare to the meeting that such nomination shall be void or such other matter shall not be transacted and all votes cast in favor of election of a person so nominated or such other business so proposed shall be disregarded, and no vote shall be taken with respect to such nomination or matter, in each case notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of shareholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(iii)
A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 11, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the close of business seven business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 11(f)(iii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 11 and shall not extend the time period for the delivery of notice pursuant to this Section 11. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 11.
(iv)
If any information submitted pursuant to this Section 11 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a shareholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this

Section 11. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 11 (including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 11(d)(vii)) within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 11 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 11 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 11.
(v)
Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the Corporation shall disregard any proxies solicited for the election of such Proposed Nominee. Upon request by the Corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(vi)
In addition to complying with the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) shareholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.
(vii)
Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 11 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
(viii)
For purposes of these bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (E) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and (F) “Shareholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other matter proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (II) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d 5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Shareholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to the stock of the Corporation, (IV) any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person, (V) if such Noticing Party or any such beneficial owner is not a natural person, any Responsible Person, (VI) any participant (as defined in paragraphs (a)(ii) (vi) of Instruction 3 to Item 4 of

Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Shareholder Associated Person with respect to any proposed matter or nominations, as applicable, (VII) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Shareholder Associated Person (other than a shareholder that is a depositary) and (VIII) any Proposed Nominee.
Section 12.
Conduct of Meetings. At every meeting of the shareholders, the Chair of the Board, or in such person’s absence or inability to act, a director or officer designated by the Board of Directors shall serve as chair. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it determines appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business; (2) rules and procedures for maintaining order and safety; (3) limitations on attendance or participation to shareholders of record of the Corporation or their duly authorized proxies or such other persons as the chair shall permit; (4) restrictions on entry to the meeting after the time fixed for the call to order; (5) limitations on the time allotted to questions or comments by participants; (6) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (7) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (8) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (9) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (10) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (11) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (12) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.
Section 13.
Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the state of Michigan.
Section 14.
Inspectors of Election. The Board of Directors or, if they shall not have so acted, the chair of a meeting of shareholders, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors, officers or employees of the Corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.
Section 15.
Adjournment. If a meeting of shareholders is adjourned to another time and place, it is not necessary, unless these bylaws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted that might have been transacted at the original meeting. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice. The Board of Directors are authorized to adjourn any meeting of shareholders as to which notice to the shareholders has been made.
ARTICLE III

DIRECTORS
Section 1.
Number of Directors. The Board of Directors shall consist of such number of directors as may be determined from time to time by at least seventy-five percent (75%) of the entire Board of Directors then in office. Directors need not be shareholders. At each annual meeting of the shareholders, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until such directors’ successors shall have been elected and qualified. If shareholders of any class or series of shares have the exclusive right to elect one or more directors, those directors may be elected only by the vote of those shareholders.
Section 2.
Vacancies. Except as otherwise provided by statute or in the Articles of Incorporation, a vacancy occurring in the Board of Directors (including a vacancy resulting from an increase in the number of directors) may only be filled by the Board of Directors or, if the directors remaining in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors. Except as otherwise provided in the Articles of Incorporation, if the holders of any class of shares or series are entitled to elect one or more directors to the exclusion of other shareholders, vacancies of that class or series may be filled by the holders of shares of that class or series. A vacancy that will occur at a specific date, by reason of resignation effective at a later date, may be filled before the vacancy occurs, but the newly elected or appointed director may not take office until the vacancy occurs.
Section 3.
Resignation. A director may resign by written notice to the Corporation. A resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.
Section 4.
Powers. The Board of Directors shall manage the business of the Corporation and may exercise all of the powers of the Corporation and do all lawful acts except those powers or acts required to be exercised or done by the shareholders.
Section 5.
Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 6.
Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board or the Chief Executive Officer (if then a director) on one day’s notice to each director, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Special meetings shall be called by the Chair of the Board or Chief Executive Officer in like manner and on like notice on the written request of two directors.
Section 7.
Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.
Section 8.
Notice of Meetings. Except as otherwise provided by these bylaws, any required notice of the date, time, place, and purposes of a meeting of the Board of Directors shall be given by the Secretary to each member of the Board by either of the following methods:
(a)
By mailing, postage prepaid, a written notice of such meeting to such address as each director may from time to time designate or, in the absence of any such designation, to the last known address of the director, at least five days prior to the date set for such meeting.
(b)
By delivering a written notice of such meeting to the director at least twenty-four (24) hours in advance of such meeting, personally or by facsimile transmission or by other means of electronic transmission to the director’s last known office or home.
Section 9.
Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.
Section 10.
Quorum. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 11.
Action by Written Consent. Action required or permitted to be taken under authorization voted at a meeting of the Board of Directors or a committee of the Board, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or committee. The consent has the same effect as a vote of the Board or committee for all purposes.
Section 12.
Meeting by Telephone or Similar Equipment. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 13.
Waiver of Notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.
Section 14.
Interested Directors.
(a)
No contract or transaction between the Corporation and one or more of its directors and officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(i)
The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
(ii)
The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or
(iii)
The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.
(b)
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 15.
Compensation of Directors. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers. Directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board or a committee.
Section 16.
Chair of the Board. The Board of Directors shall elect or appoint from their number a Chair of the Board. The Chair of the Board shall preside at all meetings of the shareholders and the Board of Directors. The Chair of the Board shall perform such other duties as may be assigned from time to time by the Board of Directors, and unless otherwise provided by resolution of the Board shall be an ex officio member of all committees of the Board.
Section 17.
Vice Chair of the Board of Directors. During the absence or disability of the Chair of the Board, or while that office is vacant, any Vice Chairs of the Board, in the order designated by the Board of Directors, shall exercise all of the powers and discharge all of the duties of the Chair. The Vice Chairs of the Board shall perform such other duties as may be assigned from time to time by the Board of Directors.
ARTICLE IV

COMMITTEES OF DIRECTORS

Section 1.
Executive Committee. The Board of Directors may appoint an Executive Committee whose membership shall consist of the Chair of the Board and/or the Chief Executive Officer, or President (if one has been elected or appointed) if there is no Chief Executive Officer, and such number of other directors as a majority of the entire Board of Directors may deem advisable from time to time to serve during the pleasure of the Board. One of the members of the committee shall be designated the chair thereof by the Board of Directors. The Board of Directors also may appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Executive Committee shall have and may exercise the powers and authority of the Board in the management of the affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board or the Committee, the power to amend, add to, rescind, or repeal the bylaws of the Corporation and any other powers that, under Michigan law, may not be delegated to it by the Board of Directors. The Board shall have the power at any time to change the membership of the Executive Committee (subject to the requirement that the Chair of the Board, the Chief Executive Officer and/or the President of the Corporation (if one has been elected or appointed) be a member thereof) and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.
Section 2.
Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of one or more members who are directors. The Audit Committee will perform the function of an audit committee for the Corporation and each of its subsidiaries as that function is defined by the Board of Directors in the Audit Committee Charter adopted by the Board of Directors from time to time. The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.
Section 3.
Compensation Committee. The Compensation Committee will perform the function of a compensation committee for the Corporation and each of its subsidiaries as that function is defined by the Board of Directors in the Compensation Committee Charter adopted by the Board of Directors from time to time. The Compensation Committee shall have the authority, responsibilities and powers provided in the Compensation Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.
Section 4.
Nominating and Corporate Governance Committee. The Board of Directors shall annually appoint a Nominating and Corporate Governance Committee consisting of one or more directors. The Nominating and Corporate Governance Committee shall identify potential nominees for election to the Board and review their qualifications to serve as directors. The Nominating and Corporate Governance Committee shall use the same procedures as a committee of the Board.

Section 5.
Other Committees. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them. Unless the Board shall otherwise provide, a majority of any such Committee may determine its action and fix the time and place of its meetings. The Board shall have power at any time to change the members of any such Committee, to fill vacancies, and to discharge any such Committee.
Section 6.
Committee Meetings. Each committee provided for above shall meet as often as its business may require and may fix a day and time at intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chair of the committee or any two members other than the chair, and notice thereof may be given to the members by telephone, telegram, telecopy, or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.
ARTICLE V

OFFICERS

Section 1.
Selection of Officers. The Board shall elect or appoint a Chief Executive Officer, Secretary and Treasurer and may also elect or appoint a President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, which officers need not be directors. Officers shall have such terms and powers and duties as shall be determined from time to time by the Board of Directors. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law or the Articles of Incorporation or these bylaws to be executed, acknowledged, or verified by two or more officers. The dismissal of an officer, the appointment of an officer to fill the office of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or additional office, may be made by the Board of Directors at any later meeting.
Section 2.
Appointment of Titled Positions. The Board of Directors or the Chief Executive Officer may from time to time appoint individuals to hold titled positions. Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the Chief Executive Officer and shall perform such duties and exercise such authority as may be assigned by the Board of Directors or the Chief Executive Officer. Dismissal of the holder of a titled position, appointment of a replacement for a holder of a titled position, appointment of any additional titled position holders, and change of a titled position holder to a different or additional position, may be made by the Board of Directors or the Chief Executive Officer. Any two or more titled positions may be held by the same person.
Section 3.
Authority of Officers. The Chief Executive Officer, the Secretary, the Treasurer, and such other persons as the Board of Directors shall have appointed and expressly designated as officers shall be the only officers of the Corporation. Only the officers of the Corporation shall have discretionary authority to determine the fundamental policies of the Corporation. Holders of titled positions who have not been expressly designated as officers of the

Corporation in this Section or by the Board of Directors shall not be officers of the Corporation regardless of their titles.
Section 4.
Authority of Titled Positions. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes or any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.
Section 5.
Term of Service. Each officer and holder of a titled position shall serve at the pleasure of the Board of Directors. The Board of Directors or the Chief Executive Officer may remove any officer or holder of a titled position from that office or position for cause or without cause. Any officer or holder of a titled position may resign his or her office or position at any time, such resignation to take effect upon receipt of written notice thereof by the Corporation unless otherwise specified in the resignation.
Section 6.
Chief Executive Officer. The Chief Executive Officer shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. In case of the absence or inability to act of the Chair of the Board and any Vice Chair of the Board, the Chief Executive Officer (if then a director) shall exercise all of the duties and responsibilities of the Chair of the Board until the Board of Directors shall otherwise direct.
Section 7.
President. The Board of Directors may elect or appoint a President, who shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his or her office, subject, however, to his or her right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. In case of the absence or inability to act of the Chair of the Board, any Vice Chair of the Board, and any Chief Executive Officer, the President (if then a director) shall exercise all of the duties and responsibilities of the Chair of the Board until the Board of Directors shall otherwise direct. The Board may designate the Chair, one or more Vice Chairs, or one or more Vice Presidents, in the order designated by the Board, to perform the duties and exercise the powers of the President during the absence or disability of the President.
Section 8.
Vice Presidents. The Board of Directors or the Chief Executive Officer may elect or appoint one or more Vice Presidents having such titles, such as Executive or Senior Vice President, as the Board or the Chief Executive Officer determines to be appropriate. The Vice Presidents shall perform such duties as may be from time to time delegated to them by the Board of Directors or the Chief Executive Officer. Each Vice President has the authority to sign or execute contracts and other documents which shall be binding on the Corporation and to fulfill the terms thereof, but a Vice President shall not be considered an officer of the Corporation, nor have the discretionary policy-making authority conferred upon the officers by these bylaws, unless expressly designated as an officer by the Board of Directors.
Section 9.
Secretary. The Secretary shall cause to be recorded and maintained minutes of all meetings of the Board, Board committees, and shareholders. The Secretary shall give or cause the giving of all notices required by law, these bylaws, or resolution of the Board and shall perform such other duties as may be from time to time delegated by the Board of Directors or the Chief Executive Officer. The Secretary may delegate to such Assistant Secretaries such aspects of his or her duties as he or she may from time to time determine to be appropriate.
Section 10.
Treasurer. The Treasurer shall keep or cause to be kept in books belonging to the Corporation a full and accurate account of all receipts, disbursements, and other financial transactions of the Corporation. The Treasurer shall perform such other duties as may be from time to time delegated by the Board of Directors or the Chief Executive Officer.
Section 11.
Assistant Secretaries and Assistant Treasurers. Any Assistant Secretary and any Assistant Treasurer may perform any duty or exercise any authority of the Secretary or Treasurer, respectively. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be from time to time assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors or the Chief Executive Officer.
Section 12.
Other Officers. All other officers, as may from time to time be appointed by the Board of Directors, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.
ARTICLE VI

INDEMNIFICATION

Section 1.
Indemnification in Action by Third Party. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 2.
Indemnification in Action by or in Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses, including attorney fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the Corporation except to the extent authorized by statute.
Section 3.
Expenses. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the Corporation shall indemnify that person against actual and reasonable expenses, including attorneys’ fees that person incurred in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.
Section 4.
Determination, Evaluation, and Authorization of Indemnification.
(a)
Except as otherwise provided in Subsection (e) of this Section or unless ordered by a court, the Corporation shall make an indemnification under Section 1 or 2 of this Article only upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation may be made in any of the following ways:
(i)
By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
(ii)
If a quorum cannot be obtained under Subsection (i) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.
(iii)
By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:
(A)
By the Board or its committee in the manner prescribed in Subsections (i) or (ii) above.
(B)
If a quorum of the Board cannot be obtained under Subsection (i) above and a committee cannot be designated under Subsection (ii) above, by the Board.
(iv)
By all independent directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

(v)
By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.
(b)
In the designation of a committee under Subsection (a)(ii) or in the selection of independent legal counsel under Subsection (a)(ii)(B), all directors may participate.
(c)
If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.
(d)
The Corporation shall authorize payment of indemnification under this section in one of the following ways:
(i)
By the Board in one of the following ways:
(A)
If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.
(B)
By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.
(C)
If the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.
(D)
If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the Board in accordance with Section 523 of the Michigan Business Corporation Act in which authorization all directors may participate.
(ii)
By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.
(e)
To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the Corporation may indemnify a director for the expenses and liabilities described in this Subsection without a determination that the director has met the standard of conduct set forth in Sections 1 or 2 of this Article, but no indemnification shall be made except to the extent authorized in Section 564(c) of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the Corporation as described in Section 2 of this Article, indemnification under this Subsection shall be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 1 of this Article, indemnification under this Subsection shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.
Section 5.
Advances.
(a)
The Corporation shall pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if both of the following apply:
(i)
The person furnishes the Corporation a written affirmation of the person’s good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article.
(ii)
The person furnishes the Corporation a written undertaking, executed personally or on the person’s behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct set forth in Section 1 or 2 of this Article.
(b)
The undertaking required by Subsection (a)(2) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.
(c)
Determinations and evaluations under this Section shall be made in the manner specified in Section 4(a) above, and authorizations shall be made in the manner specified in Section 4(d) above.
(d)
A provision in the Articles of Incorporation or these bylaws, a resolution of the Board of Directors or shareholders, or an agreement making indemnification mandatory also shall make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.
Section 6.
Other Indemnification Agreements The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person’s heirs, executors, and administrators.

Section 7.
Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the Corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article. To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the Corporation may purchase insurance on behalf of a director from an insurer owned by the Corporation, but insurance purchased from that insurer may insure a director against monetary liability to the Corporation or its shareholders only to the extent that the Corporation could indemnify the director under Section 4(e).
Section 8.
Constituent Corporation. For the purposes of this Article, “Corporation” includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.
Section 9.
Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation nevertheless shall indemnify each director and officer, or other person whose indemnification is authorized by the Board of Directors as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.
Section 10.
Construction. It is the intent of this Article to grant to the directors and officers of the corporation, and to directors and officers serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time, and this Article shall be construed liberally to give effect to such intent. The corporation further intends, acknowledges, and agrees that all directors and officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any director and officer, without his or her consent.

ARTICLE VII

SUBSIDIARIES

Section 1.
Subsidiaries. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not, be directors, executive officers, or other employees or agents of the Corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.
Section 2.
Subsidiary Officers Not Executive Officers. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary corporation, unless he shall also be a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.
ARTICLE VIII

CERTIFICATES OF STOCK

Section 1.
Share Certificates; Required Signatures. Except as otherwise permitted by statute, the Articles of Incorporation, or these bylaws, the stock of the Corporation shall be represented by certificates which shall be signed by the Chair of the Board, a Vice Chair of the Board, the President, or a Vice-President and shall also be signed by another officer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were the officer at the date of issue.
Section 2.
Facsimile Signature. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chair, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
Section 3.
Replacement of Lost or Destroyed Share Certificates. The Corporation may issue a new certificate for shares in place of a certificate alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his or her legal representative, to give the Corporation a bond or other security sufficient to indemnify the Corporation against any claim that may be made against it on account of the allegedly lost or destroyed certificate or the issuance of the new certificate.
Section 4.
Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 5.
Issuance of Shares Without Certificates. The Corporation may issue some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates. Such written statement shall include (i) the name of the Corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the Corporation, and (v) any other information required by law.
Section 6.
Fractional Shares. The Corporation may issue fractions of shares. The Corporation may issue certificates for fractions of shares or issue fractions of shares without certificates. Holders of fractions of shares shall be entitled to exercise voting rights and to receive dividends and distributions in proportion to their fractional shares. The Corporation may, alternatively, pay in cash the fair value of fractions of shares, as determined from time to time by the Board of Directors, as of the time when those entitled to receive the fractions are determined.
ARTICLE IX

GENERAL PROVISIONS

Section 1.
Dividends. By action of the Board of Directors, the Corporation may declare and pay dividends or make other distributions as permitted by law.
Section 2.
Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 3.
Voting Securities. Unless otherwise directed by the Board, the Chair of the Board, the President, or the Chief Executive Officer, or in the case of their absence or inability to act, the Vice Presidents, in such order as may be designated by the Board, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and vote, at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings such officer or such officer’s duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.
Section 4.
Checks. All checks, drafts, and orders for the payment of money shall be signed in the name of the Corporation in such manner and by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate for that purpose.
Section 5.
Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 6.
Contracts, Conveyances, Etc. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the executing officers, the Chair of the Board, the President, or any Vice President may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this Corporation.
Section 7.
Corporate Books and Records. The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors and executive committee, if any. The books, records, and minutes may be kept outside this state. The Corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all shareholders; the number, class and series of shares held by each; and, the dates when they respectively became holders of record. Any of such books, records, or minutes shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in written form, unless otherwise requested by a person entitled to inspect the record.
Section 8.
Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Michigan.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise. A seal shall not be a prerequisite for the validity or enforceability of any agreement, instrument or other document of the Corporation.
ARTICLE X

AMENDMENTS

These bylaws may be altered, amended, or repealed, in whole or in part, or new bylaws may be adopted, by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such meeting of the

Board of Directors. Except as otherwise required by statute, the Articles of Incorporation, or these bylaws, these bylaws may be altered, amended, or repealed, in whole or in part, or new bylaws may be adopted, by the shareholders upon the affirmative vote of at least two-thirds (2/3) of the total voting power of all shares of stock entitled to vote, voting together as a single class.

ARTICLE XI

EMERGENCY BYLAWS

Section 1.
Emergency Bylaws. This Article XI shall be operative during any emergency, disaster or catastrophe or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article XI, the preceding Sections of these bylaws and the provisions of the Articles of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XI shall cease to be operative unless and until another Emergency shall occur.
Section 2.
Board Meetings. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chair of the Board, the Chief Executive Officer, the President (if one has been elected or appointed) or the Secretary of the Corporation. At any such meeting of the Board of Directors, the presence or participation of three directors shall constitute a quorum for the transaction of business, and at any such meeting of any committee of the Board of Directors, the presence or participation of one committee member shall constitute a quorum for the transaction of business. Notice of the place, date and time of the meeting shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
Section 3.
Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article XI shall be liable except for willful misconduct. No repeal or change of these bylaws shall modify the provisions of this Section with regard to action taken prior to the time of such repeal or change.